POWER OF ATTORNEY
 Exhibit 99.2

The undersigned, Kistefos AS, the principal business address of which is Stranden 1, N-0250 Oslo, Norway, and Christen Sveaas, the Chairman and Sole Owner of
Kistefos AS, do hereby appoint Frode Jensen, Esq. or
Neal Beaton, Esq., c/o Holland & Knight LLP, 195
Broadway, 24th Floor, New York, NY, 10007, as attorney-in-fact, to execute and cause to be filed or delivered, as required by Sections 13d, 13g and 16a of the Securities Exchange Act of 1934, any number, as appropriate, of originals and copies of the Securities and Exchange Commission Schedule 13D or
13G, as the case may be, and Forms 3, 4 or 5, as the case may be, any amendments thereto, in respect of the shares of Trico Marine Services, Inc. common stock, par value $.01 per share, owned by the undersigned and generally to take such other actions and perform such other things necessary to effectuate the foregoing as fully in all respects as it could do if the undersigned were personally present.


Signed as of the 7th day of
October 2005.





KISTEFOS AS



By:
/s/
Christen
Sveaas



Name: Christen Sveaas


Title: Chairman



CHRISTEN SVEAAS



/s/ Christen
Sveaas


Sole Owner of Kistefos AS